Exhibit  99.1

ITEX Corporation announces debt reduction of $1.3 million

Company repurchases 250,000 shares of common stock

Bellevue, WA – January 19, 2006 – ITEX Corporation (OTCBB: ITEX), The Cashless MarketplaceSM, a leading marketplace for cashless business transactions in North America, today announced a reduction in its debt by more than $1,300,000 during the last six months and a repurchase of 250,000 shares of its common stock.

Debt reduced by $1,300,000

In July 2005, ITEX incurred debt of $2,300,000 to partially fund the acquisition of BXI Exchange Inc., the nation’s second largest cashless marketplace.  Since July, ITEX has reduced this debt by approximately $1,300,000.  In the past week, ITEX paid $708,843 to four of the five former BXI stockholders upon their acceptance of a principal discount for early payment of secured promissory notes. These notes were prepaid in full, two and one-half years prior to maturity.  In addition, a $250,000 principal payment was made to US Bank, reducing the balance on the Company’s outstanding term loan.

The principal discount and interest savings amounted to approximately $180,000 over the life of the notes and term loan.  The balance of the total outstanding debt incurred as a result of the acquisition is now approximately $993,000.

Company repurchases 250,000 shares

On January 12, 2006, the Company repurchased 250,000 shares from a former affiliate for $0.55 cents per share, or $137,500.  The shares were immediately cancelled, reducing the overall common stock share count to 18,706,132 on a fully diluted basis.

Steven White, Chairman and CEO commented, “We continue to execute an efficient, profitable model, growing our business, growing revenues, growing profits and increasing cash flow.  We believe the best use of our cash at this time is the repayment of outstanding debt.  We also took advantage of an opportunity to repurchase our common shares at a price we believe is undervalued. We believe there are minimal acquisition opportunities presently available in the business-to-business retail exchange industry at prices we feel will bring value to our shareholders and broker network. We are open to future acquisitions in support of our business objectives.”

About ITEX

ITEX, The Cashless MarketplaceSM, is a leading marketplace for cashless business transactions in North America.  ITEX processes more than $250 million a year in transactions through 22,000 member businesses managed by 95 franchisees and licensees.  Member businesses increase sales through an exclusive distribution channel by utilizing the ITEX Dollar to exchange goods and services.  ITEX is powered by ITEX Payment Systems, the leading payment technology platform for processing cashless business transactions.  ITEX is headquartered in Bellevue, Washington.

Contact:
Alan Zimmelman
ITEX Corporation
425.463.4017
alan@itex.com

For more information, please visit www.itex.com

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release) and comments within the safe harbor provisions established under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation:  the continuing development of successful marketing strategies for our concepts; our ability to sustain profitability; the availability of adequate working capital; our dependence both on key personnel and our broker network; and the effect of changes in the overall economy and in technology. Statements in this release should be evaluated in light of these factors.  These risk factors and other important factors that could affect our business and financial results are discussed in our periodic reports and filings with the Securities and Exchange Commission, including our Forms 10-KSB and Forms 10-QSB, which are available at www.sec.gov., including under the caption, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All information set forth in this release is as of January 19, 2006, and ITEX undertakes no duty to update this information.